UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2007, Iconix Brand Group, Inc., a Delaware corporation (the “Registrant”), entered into an Assets Purchase Agreement (the “Purchase Agreement”) with Danskin, Inc., a Delaware corporation (“Danskin”), and Danskin Now, Inc., a Delaware corporation (“Danskin Now” and collectively with Danskin, the “Sellers”).

Upon the closing of the transactions contemplated by the Purchase Agreement, the Registrant will acquire certain of the Sellers’ assets and rights related to the Sellers’ business of designing, marketing, licensing and/or managing the Danskin® brand of marks and intellectual property and related names for use in connection with a variety of women’s and girl’s apparel worldwide, excluding Japan (the “Danskin Assets”).

The Purchase Agreement provides for a purchase price for the Danskin Assets of (i) $70,000,000 in cash, (ii) the assumption of certain liabilities of the Sellers related to the Danskin Assets and (iii) the contingent right to receive additional consideration of up to $15,000,000 pursuant to certain criteria relating to the achievement of revenue and performance targets involving the licensing of the Danskin Assets (“Earn-Out Consideration”); all or a portion of the Earn-Out Consideration may be paid in shares of common stock of the Registrant (the “Shares”). If issued, the Shares will be subject to the terms and conditions of a registration rights agreement to be executed at closing providing for the registration of the resale of the Shares. If Shares (the number of which is not yet determinable and shall be based upon the average closing sales prices of the Registrant's common stock during the period specified in the Purchase Agreement) are issued to the Sellers, they will be issued without registration under the Securities Act of 1933, as amended (“Securities Act”), in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act for issuances that do not involve a public offering.

The Purchase Agreement contains customary representations, warranties and covenants, and the transactions contemplated by the Purchase Agreement are subject to customary closing conditions including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and Danskin stockholder approval. The Registrant and the Sellers have each agreed to indemnify the other for damages arising for the breach of its representations, warranties, covenants or obligations in the Purchase Agreement.

Upon the closing, the Sellers will deliver all of their right, title and interest in the Danskin Assets to a subsidiary of the Registrant, which will enter into a license agreement with Danskin relating to Danskin’s continued operation of its wholesale business and freestanding retail stores.

A copy of the press release announcing entry into a definitive agreement is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release issued by the Registrant on February 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Warren Clamen
Warren Clamen
Chief Financial Officer

Date: February 27, 2007